Exhibit 10.5

PROMISSORY NOTE

Date of Note:	Effective as of December 21, 2021
Note Amount:	$1,500,000.00

THIS PROMISSORY NOTE (this “Note”), is made by CHARLOTTE 3 PARK MHP LLC, a North Carolina limited liability company (“Borrower”), having an address at 136 Main Street, Pineville, North Carolina 28134, to and in favor of PACIFIC CURRENT PARTNERS, LLC, a California limited liability company (“Lender”), having an address at 548 Market Street, Suite 50631, San Francisco, California 94104.

NOW, THEREFORE, FOR VALUE RECEIVED, Borrower unconditionally promises to pay to the order of Lender, without any counterclaim, setoff or deduction whatsoever, on the Maturity Date (as hereinafter defined), at the office of Lender, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00), together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby, at the rate of 5.00% per annum (the “Note Rate”), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.

ARTICLE I - TERMS AND CONDITIONS

1.1 Payment of Principal and Interest.

(a) Interest shall be paid on the principal amount of the Loan at the Note Rate for the immediately preceding interest accrual period and for the actual number of days elapsed for any whole or partial month in which interest is being calculated. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to close of business. Payments in federal funds immediately available in the place designated for payment received by Lender prior to 1:00 p.m. (eastern time) at said place of payment shall be credited prior to close of business, while other payments may, at the option of Lender, not be credited until immediately available to Lender in federal funds in the place designated for payment prior to 1:00 p.m. (eastern time) at said place of payment on the next day on which Lender is open for business. On the date hereof, Borrower shall pay to Lender the amount of $[___] which is calculated as the interest owed for the period from the date hereof through and including December 31, 2021. Thereafter, interest shall be payable in arrears beginning on February 1, 2022, and continuing on the first (1st) day of each and every month (each a “Payment Date”) thereafter through and including March 1, 2022 (the “Maturity Date”, subject to extension in accordance with Section 1.1(c) hereof), at which time (subject to the extension options provided in Section 1.1(c) hereof) the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full. Each such monthly installment shall be applied first to the payment of accrued interest and then to reduction of principal. Lender shall have the right from time to time, in its sole discretion, upon not less than thirty (30) days prior written notice to Borrower, to change the Payment Date to a different calendar day each month.

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(b) Each interest accrual period shall commence on the first (1st) day of each calendar month during the term of this Note and shall end on and include the last day of the calendar month; provided, however, that if Lender shall have elected to change the Payment Date as aforesaid, Lender shall have the option, but not the obligation, to adjust the interest accrual period correspondingly. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day (as defined in the Mortgage (as hereinafter defined)), then amounts due on such date shall be due on the immediately preceding Business Day. All payments from Borrower to Lender shall be made by wire or ACH to the account of Lender as provided by Lender to Borrower from time to time.

(c) Borrower shall have five (5) extension options of sixty (60) days each whereby the Maturity Date will be extended for such additional period in connection with the exercise thereof and subject to satisfaction of the following conditions:

(1)	No Event of Default exists;

(2)	Borrower provides Lender with written notice at least ten (10) Business Days prior to the then applicable Maturity Date of its exercise of the next occurring extension (and for the sake of clarity, Borrower may not exercise multiple extension options at any one time); and

(3)	Borrower pays to Lender an extension fee of $15,000.00 in connection with each such extension which is exercised.

1.2 Security. The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other things, (a) that certain Deed of Trust, Assignment of Leases and Rents, Fixture Filing and Security Agreement from Borrower for the benefit of Lender, dated of even date herewith, concerning certain property located in Charlotte, Mecklenburg County, North Carolina, (b) that certain Deed of Trust, Assignment of Leases and Rents, Fixture Filing and Security Agreement from Borrower for the benefit of Lender, dated of even date herewith, concerning certain property located in Kings Mountain, Cleveland County, North Carolina, and (c) that certain Mortgage and Security Agreement from Borrower for the benefit of Lender, dated of even date herewith, concerning certain property located in York, York County, South Carolina ((a), (b) and (c), individually and collectively, the “Mortgage”), and the underlying real properties, fixtures, personal property, mobile homes owned or financed by Borrower or any affiliate thereof (the “Park Owned Homes”), and the other collateral defined in such Mortgages, and Lender shall have a first priority perfected security interest in all of the collateral and all property owned by Borrower. The Mortgage, together with this Note, and such other agreements, documents and instruments, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements, and extensions and modifications thereof, are herein referred to collectively as the “Loan Documents”. All of the terms and provisions of the Loan Documents are incorporated herein by reference. Some of the Loan Documents are to be filed of record on or about the date hereof in the appropriate public records at the cost of Borrower.

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1.3 Event of Default. An “Event of Default” shall be deemed to exist if (i) any sum payable under this Note is not paid on or before the date such payment is due; or (ii) any breach or violation of any provision of this Note or Event of Default occurs under any other Loan Document, including without limitation, any sale, transfer, conveyance or other violation of the terms of the Mortgage. Upon the occurrence of an Event of Default, the indebtedness evidenced hereby, including all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Lender and without notice to Borrower, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated Maturity Date. In addition, Lender may foreclose all liens and security interests granted in the Loan Documents, collect all rents, dispossess Borrower and appoint a receiver, enforce to collect all costs and expenses and attorney fees incurred under the Loan Documents, and exercise any rights and remedies specified in the Loan Documents or otherwise available to Lender at law or in equity in Lender’s sole discretion. In the event that any payment is not received by Lender on the date when due, then in addition to any default interest payments due hereunder, Borrower shall also pay to Lender a late charge in an amount equal to five percent (5.0%) of the amount of such overdue payment. So long as any Event of Default exists hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note at a rate per annum equal to five percent (5.0%) plus the greater of (x) the interest rate which would be in effect hereunder absent such Event of Default or maturity, or (y) the Citibank, N.A. base rate (or an equivalent rate), but if such increased rate of interest may not be collected under applicable law, then at the maximum rate of interest, if any, which may be collected from Borrower under applicable law (the “Default Interest Rate”), and such default interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any late payment or Event of Default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty. The remedies of Lender in this Note or in the other Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together, in Lender’s discretion. Time is of the essence of this Note. In the event this Note, or any part hereof, is collected by or through an attorney-at-law, Borrower agrees to pay all Lender’s costs of collection, including, but not limited to, reasonable attorneys’ fees.

1.4 Additional Covenants.

(a) Borrower shall maintain the properties subject to the Mortgage in good repair and condition and in compliance with all applicable laws and shall comply with all laws applicable to Borrower, including but not limited to those regarding environmental laws and in no event shall Borrower have any hazardous substances on the properties.

(b) Borrower shall not file for or seek or be subject to any bankruptcy, consolidation or debt relief or creditors rights actions.

(c) Borrower shall pay prior to delinquency all taxes levied against the properties and against Borrower.

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(d) Borrower shall obtain and maintain all risk property and casualty insurance at not less than the greater of replacement cost or market value of the properties and commercial general liability insurance covering the properties and Borrower’s operation thereof with reputable licensed insurance carriers.

(e) Borrower shall not sell, lien, mortgage, pledge or otherwise encumber or transfer any property or portion thereof which is subject to the Mortgage. There shall be no transfer of equity interests directly or indirectly in Borrower which would change the control of Borrower as of that on the date hereof and the day to day operations and control and management of Borrower shall not change after the date hereof. ANY VIOLATION OF THIS SUBCLAUSE SHALL BE AN IMMEDIATE EVENT OF DEFAULT AND THE LOAN SHALL BECOME IMMEDIATELY DUE AND PAYABLE IN CONNECTION THEREWITH IN ADDITION TO ALL OF LENDER’S OTHER RIGHTS AND REMEDIES.

1.5 Indemnification. Borrower hereby agrees to and shall promptly indemnify, defend, hold harmless and reimburse Lender for any and all costs and expenses in connection with the Loan and any losses, damages, claims, expenses, costs, actions or similar matters in connection with the Loan, the properties, Borrower, the Mortgage, Lender’s rights therein as secured party, and any actions regarding Lender’s rights and remedies therein, including but not limited to those related to any hazardous substances or environmental releases at, on or in the properties.

ARTICLE II - GENERAL CONDITIONS

2.1 No Waiver; Amendment. No failure to accelerate the debt evidenced hereby after an Event of Default, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

2.2 Waivers. Presentment for payment, demand, protest and notice of demand, protest and nonpayment, notice of intent to accelerate maturity, notice of acceleration of maturity and all other notices are hereby waived by Borrower except as may be otherwise expressly provided herein or in the Loan Documents. Borrower hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any statute of limitations and moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.

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2.3 Limit of Validity. The provisions of this Note and of all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, including, but not limited to, the Loan Documents, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount contracted for, charged, taken, reserved, paid, or agreed to be paid to Lender for the use, forbearance, retention or detention of the money loaned under this Note and related indebtedness exceed the maximum nonusurious amount permissible under applicable law. If, from any circumstance whatsoever (including, without limitation, the receipt of any late charge or similar amount), performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for nonusurious interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum nonusurious amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and not to the payment of interest. All interest (including any amounts or payments deemed to be interest) contracted for, charged, taken, reserved, paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note, including any extensions or renewals hereof, until payment in full of the principal balance of this Note so that the interest hereon for the full term will not at any time exceed the maximum amount permitted by applicable law. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note and/or any other indebtedness then owing by Borrower to Lender. This Section 2.3 will control all agreements between Borrower and Lender.

2.4 Use of Funds. Borrower hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes.

2.5 Unconditional Payment. Borrower is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

2.6 Further Assurances. Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all reasonable documents, and take all reasonable actions, reasonably required by Lender from time to time to confirm the rights created under this Note and the other Loan Documents, to protect and further the validity, priority and enforceability of this Note and the other Loan Documents, to subject to the Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder; provided, however, that no such further actions, assurances and confirmations shall materially and adversely increase, modify or change Borrower’s obligations under this Note or under the other Loan Documents.

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2.7 WAIVER OF JURY TRIAL. BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

2.8 GOVERNING LAW. THIS NOTE SHALL BE INTERPRETED, CONSTRUED AND ENFORCED ACCORDING TO THE LAWS OF THE STATE OF CALIFORNIA.

2.9 Miscellaneous. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. Subject to the limitations set forth in Section 1.5 above, if Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Capitalized terms used in this Note and not otherwise defined herein shall have the meaning ascribed to them in the Mortgage or in the other Loan Documents. Time is of the essence with respect to all provisions of this Note, the Mortgage and the other Loan Documents. This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be given and become effective as provided in the Mortgage. If any provision under this Note or the application thereof to any entity, person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Note and the application of the provisions hereof to other entities, persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

2.10 Counterparts. This Note may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Note may be detached from any counterpart of this Note without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Note identical in form hereto but having attached to it one or more additional signature pages. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

2.11 Intentionally Omitted.

2.12 Intentionally Omitted.

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IN WITNESS WHEREOF, the Borrower, intending to be legally bound hereby, has duly executed this Note under seal to be effective as of the day and year first written above.

BORROWER:

CHARLOTTE 3 PARK MHP LLC,
a North Carolina limited liability company

By:	/s/ Michael Anise (SEAL)
Name:	Michael Anise
Title:	President

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